UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 6, 2009

Sypris Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24020	61-1321992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Bullitt Lane, Suite 450
Louisville, Kentucky		40222
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (502) 329-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 –	Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2009, the Company accepted the resignation of M. Glen French as the principal accounting officer and Controller for Sypris Solutions, Inc. (the “Company”), effective as of May 12, 2009.  Also effective as of May 12, 2009, the Company has appointed Rebecca R. Eckert to serve as the Company’s principal accounting officer and Controller.  Mrs. Eckert, age 30, had served as the Company’s Financial Planning Manager from May 2005 to May 2009 and as a Senior Auditor for Ernst & Young LLP from October 2002 to April 2005.

On May 12, 2009, the Company’s Board of Directors (the “Board”) and the Compensation Committee of the Board (the “Committee”) granted incentive awards to certain key employees, including Chief Financial Officer, Brian A. Lutes, and Senior Vice President, Richard L. Davis.  These incentive awards will become fully vested by May 12, 2012, the third anniversary of the grant, but are subject to forfeiture if the participant resigns or is terminated for cause before that date.  The Company has the right to pay such awards in cash or an equivalent value of stock.  Accordingly, Mr. Lutes and Mr. Davis will be entitled to receive up to $450,000 as of the third anniversary of the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sypris Solutions, Inc.

Dated: May 12, 2009	By:	/s/ John R. McGeeney
John R. McGeeney
General Counsel and Secretary

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